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                                                                   Exhibit 99.C2



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 23, 2003, in the Registration Statement of Equity Opportunity Trust, Dividend Income Value Strategy Series 2003A.




                                    ERNST & YOUNG LLP


 January 23, 2003
New York, New York